Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Media Relations Contact:
Miranda Foster
732-728-5378
mfoster@commvault.com

Commvault Announces Fiscal 2021 First Quarter Financial Results
--- Record first quarter software and products revenue, up 20% year over year ---
--- Recurring revenue up 24% year over year ---

First quarter highlights include:

First quarter
GAAP Results:
Revenues	$173.0 million
Income from Operations (EBIT)	$6.7 million
EBIT Margin	3.9%
Diluted Earnings Per Share	$0.05

Non-GAAP Results:
Income from Operations (EBIT)	$32.5 million
EBIT Margin	18.8%
Diluted Earnings Per Share	$0.51

Tinton Falls, N.J. – July 28, 2020 – Commvault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2020.

“I could not be prouder of the team. Our first quarter results are validation that our streamlined operations and reinvigorated go-to-market engine are starting to execute well,” said Sanjay Mirchandani, President and CEO, Commvault. “Together with our new product portfolio and robust partner program, our customers are starting to embrace our intelligent data management vision.”

Total revenues for the first quarter of fiscal 2021 were $173.0 million, an increase of 7% year over year and 5% sequentially. Total recurring revenue was $141.1 million, an increase of 24% year over year.

Annualized recurring revenue (ARR), which is the annualized value of all active Commvault recurring revenue streams at the end of the reporting period, was $471.6 million as of June 30, 2020, up 9% from June 30, 2019.

Software and products revenue was $76.6 million, an increase of 20% year over year and 15% sequentially. The year over year increase in software and products revenue was driven by a 41% increase in larger deals (deals greater than $0.1 million in software and products revenue). The volume of these transactions was up 5% and the average dollar amount of these transactions increased 35% to $403,000.

Services revenue in the quarter was $96.4 million, a decrease of 2% both year over year and sequentially.

On a GAAP basis, income from operations was $6.7 million for the first quarter compared to loss of $6.7 million in the prior year. Non-GAAP EBIT was $32.5 million in the quarter compared to $15.5 million in the prior year.

For the first quarter of fiscal 2021, Commvault reported GAAP net income of $2.3 million, or $0.05 per diluted share. Non-GAAP net income for the quarter was $23.9 million, or $0.51 per diluted share.

Operating cash flow totaled $15.3 million for the first quarter of fiscal 2021 compared to $31.1 million in the prior year quarter. Total cash and short-term investments were $356.3 million as of June 30, 2020 compared to $339.7 million as of March 31, 2020.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income, non-GAAP diluted earnings per share and annualized recurring revenue (ARR). This selected financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Commvault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating Commvault’s ongoing operational performance. Commvault believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided software and products, services and total revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards as well as restructuring costs. In fiscal 2020, Commvault also excluded costs related to a non-routine shareholder matter. Commvault has also excluded the noncash amortization of intangible assets and certain costs related to key employees of Hedvig from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

Amortization of intangible assets is a noncash item. Commvault believes the exclusion of this amortization expense provides for a useful comparison of operating results to prior periods and to other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

Commvault’s management generally compensates for the limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, Commvault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporate a non-GAAP effective tax rate of 27%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information
Commvault will host a conference call today, July 28, 2020, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 844-742-4247 (domestic) or 661-378-9470 (international). The live webcast can be accessed under the "Events" section of Commvault's website. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault is the recognized leader in data backup and recovery. Commvault’s converged data management solution redefines what backup means for the progressive enterprise through solutions that protect, manage and use their most critical asset — their data. Commvault software, solutions and services are available from the company and through a global ecosystem of trusted partners. Commvault employs more than 2,500 highly-skilled individuals across markets worldwide, is publicly traded on NASDAQ (CVLT), and is headquartered in Tinton Falls, New Jersey in the United States. To learn more about Commvault visit www.commvault.com

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item IA. Risk Factors" in our annual report in Form 10-K and "Item 1A. Risk Factors" in our most recent quarter report in Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

©1999-2020 Commvault Systems, Inc. All rights reserved. Commvault, Commvault and logo, the "C hexagon” logo, Commvault Systems, Commvault HyperScale, ScaleProtect, Commvault OnePass, Unified Data Management, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, IntelliSnap, Recovery Director, CommServe, CommCell, APSS, Commvault Edge, Commvault GO, Commvault Advantage, Commvault Complete, Commvault Activate, Commvault Orchestrate, Commvault Command Center, Hedvig, Universal Data Plane, the “Cube” logo, Metallic, the “M Wave” logo, Be Ready and CommValue are trademarks or registered trademarks of Commvault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Revenues:
Software and products	$76,554	$63,674
Services	96,446	98,529
Total revenues	173,000	162,203
Cost of revenues:
Software and products	5,847	6,030
Services	18,704	22,690
Total cost of revenues	24,551	28,720
Gross margin	148,449	133,483
Operating expenses:
Sales and marketing	81,676	87,385
Research and development	31,142	23,580
General and administrative	21,559	22,507
Restructuring	2,324	4,079
Depreciation and amortization	5,065	2,606
Total operating expenses	141,766	140,157
Income (loss) from operations	6,683	(6,674)
Interest income	343	1,923
Income (loss) before income taxes	7,026	(4,751)
Income tax expense	4,743	2,095
Net income (loss)	$2,283	$(6,846)
Net income (loss) per common share:
Basic	$0.05	$(0.15)
Diluted	$0.05	$(0.15)
Weighted average common shares outstanding:
Basic	46,191	45,451
Diluted	46,503	45,451

Table II

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$345,432	$288,082
Restricted cash	—	8,000
Short-term investments	10,845	43,645
Trade accounts receivable, net	149,778	146,990
Other current assets	27,415	26,969
Total current assets	533,470	513,686

Property and equipment, net	113,657	114,519
Operating lease assets	13,445	15,009
Deferred commissions cost	32,928	31,394
Intangible assets, net	43,525	46,350
Goodwill	112,435	112,435
Other assets	16,377	11,683
Total assets	$865,837	$845,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$152	$307
Accrued liabilities	81,243	87,051
Current portion of operating lease liabilities	7,130	7,699
Deferred revenue	234,287	233,497
Total current liabilities	322,812	328,554

Deferred revenue, less current portion	95,562	92,723
Deferred tax liabilities, net	771	849
Long-term operating lease liabilities	7,785	8,808
Other liabilities	4,672	2,238

Total stockholders’ equity	434,235	411,904
Total liabilities and stockholders’ equity	$865,837	$845,076

Table III

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$2,283	$(6,846)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,378	2,918
Noncash stock-based compensation	18,951	14,750
Amortization of deferred commissions cost	4,567	4,503
Impairment of operating lease assets	467	718
Changes in operating assets and liabilities:
Trade accounts receivable	(11,384)	43,165
Operating lease assets and liabilities, net	(520)	848
Other current assets and Other assets	7,289	(5,881)
Deferred commissions cost	(5,646)	(3,369)
Accounts payable	(159)	(1,217)
Accrued liabilities	(7,699)	(10,038)
Deferred revenue	(543)	(7,922)
Other liabilities	2,301	(489)
Net cash provided by operating activities	15,285	31,140
Cash flows from investing activities
Purchase of short-term investments	—	(32,800)
Proceeds from maturity of short-term investments	32,800	32,813
Purchase of property and equipment	(1,643)	(841)
Net cash provided by (used in) investing activities	31,157	(828)
Cash flows from financing activities
Repurchase of common stock	—	(40,026)
Proceeds from stock-based compensation plans	231	663
Net cash provided by (used in) financing activities	231	(39,363)
Effects of exchange rate — changes in cash	2,677	1,880
Net increase (decrease) in cash, cash equivalents and restricted cash	49,350	(7,171)
Cash, cash equivalents and restricted cash at beginning of period	296,082	327,992
Cash, cash equivalents and restricted cash at end of period	$345,432	$320,821

Table IV

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures and Other Financial Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$6,683	$(6,674)
Noncash stock-based compensation (1)	18,894	14,382
FICA and payroll tax expense related to stock-based compensation (2)	332	415
Restructuring (3)	2,324	4,079
Non-routine shareholder matters (4)	—	3,303
Amortization of intangible assets (5)	2,825	—
Hedvig deferred payments (6)	1,406	—
Non-GAAP income from operations	$32,464	$15,505

GAAP net income (loss)	$2,283	$(6,846)
Noncash stock-based compensation (1)	18,894	14,382
FICA and payroll tax expense related to stock-based compensation (2)	332	415
Restructuring (3)	2,324	4,079
Non-routine shareholder matters (4)	—	3,303
Amortization of intangible assets (5)	2,825	—
Hedvig deferred payments (6)	1,406	—
Non-GAAP provision for income taxes adjustment (7)	(4,115)	(2,611)
Non-GAAP net income	$23,949	$12,722

Diluted weighted average shares outstanding	46,503	46,273
Non-GAAP diluted net income per share	$0.51	$0.27

	Three Months Ended June 30,
	2020	2019
Subscription and Utility Software and Related Support Services	$63,619	$32,289
Recurring Support and Services	77,472	81,845
Total Recurring Revenue	$141,091	$114,134
Percentage of Total Revenues	82%	70%

Perpetual Software and Product Revenue	$25,360	$40,117
Other Professional Services	6,549	7,952
Total Non-recurring Revenue	$31,909	$48,069
Percentage of Total Revenues	18%	30%

Total Revenue (8)	$173,000	$162,203

	Measures at period ending ($000s)
	June 30, 2019	March 31, 2020	June 30, 2020
Annualized Repeatable Revenue (9)	$430,957	$451,667	$471,608

	Three Months Ended June 30, 2020
	Americas	EMEA	APJ	Total
Software and Products Revenue	$50,645	$18,795	$7,114	$76,554
Customer Support Revenue	55,238	23,310	10,095	88,643
Professional Services	4,113	2,555	1,135	7,803
Total Revenue	$109,996	$44,660	$18,344	$173,000

	Three Months Ended June 30, 2019
	Americas	EMEA	APJ	Total
Software and Products Revenue	$31,221	$21,375	$11,078	$63,674
Customer Support Revenue	57,730	21,667	10,085	89,482
Professional Services	4,866	2,682	1,499	9,047
Total Revenue	$93,817	$45,724	$22,662	$162,203

	Three Months Ended June 30, 2020
	Sequential	Year Over Year
Non-GAAP software and products revenue reconciliation
GAAP software and products revenue	$76,554	$76,554
Adjustment for currency impact	(266)	409
Non-GAAP software and products revenue on a constant currency basis (10)	$76,288	$76,963

	Three Months Ended June 30, 2020
	Sequential	Year Over Year
Non-GAAP services revenue reconciliation
GAAP services revenue	$96,446	$96,446
Adjustment for currency impact	548	1,193
Non-GAAP services revenue on a constant currency basis (10)	$96,994	$97,639

	Three Months Ended June 30, 2020
	Sequential	Year Over Year
Non-GAAP total revenue reconciliation
GAAP total revenues	$173,000	$173,000
Adjustment for currency impact	282	1,602
Non-GAAP total revenues on a constant currency basis (10)	$173,282	$174,602

Footnotes - Adjustments

(1)Represents noncash stock-based compensation charges associated with stock options, restricted stock units granted and our Employee Stock Purchase Plan. Those amounts are represented as follows:

	Three Months Ended June 30,
	2020	2019
Cost of services revenue	$666	$690
Sales and marketing	7,204	7,646
Research and development	5,941	1,993
General and administrative	5,083	4,053
Stock-based compensation expense	$18,894	$14,382

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in footnote three.

(2)Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in the money stock options or vest in restricted stock awards.

(3)In fiscal 2019, Commvault initiated a restructuring plan to increase efficiency in its sales, marketing and distribution functions as well as reduce costs across all functional areas. These restructuring charges relate primarily to severance and related costs associated with headcount reductions, as well as the closure of offices. Restructuring includes stock-based compensation related to modifications of awards granted to former employees. Management believes, when used as a supplement to GAAP results, that the exclusion of these charges will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(4)During fiscal 2020, Commvault incurred costs related to a non-routine shareholder matter. The costs are for professional fees related to the settlement agreement with the shareholder and consulting fees incurred with the operational review which was agreed to as part of the settlement. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will better help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(5)Represents noncash amortization of intangible assets.

(6)In connection with the acquisition of Hedvig Inc., certain Hedvig shareholders will receive cash payments for the 30 months following the date of acquisition, subject to their continued employment with Commvault. While these payments are proportionate to these shareholders' ownership of Hedvig, under GAAP they are accounted for as compensation expense within Research and development expenses over the course of the 30 month service period. Management believes, when used as a supplement to GAAP results, that the exclusion of these non-routine expenses will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to prior periods.

(7)The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 27%.

(8)This table includes the following financial metrics that are derived from Commvault’s GAAP recognized revenue:

Subscription and Utility Software and Related Support Services - The amounts included on this line include a) non-cancellable term-based, or subscription, licenses (inclusive of both recognized software and recognized maintenance and support revenues) that expire at the end of the contractual term; and b) “pay-as-you-go” utility arrangements based on product usage (inclusive of both recognized software and maintenance and support revenues) that are structured with no guaranteed minimums. The amount includes both Software and Products Revenue and Services Revenue.

Recurring Support and Services - The amounts included on this line consist primarily of maintenance and support revenues associated with the sale of perpetual software arrangements. This revenue is included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Perpetual Software and Product Revenues - The amounts included on this line are primarily associated with revenue from the sale of perpetual software licenses. These revenues are included in Software and Products Revenue on Commvault’s Consolidated Statement of Operations.

Other Professional Services - The amounts included on this line are primarily revenues associated with Commvault’s installation and consultation services. These revenues are included in Services Revenue on Commvault’s Consolidated Statement of Operations.

Management believes that reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the recurring nature of certain revenue amounts and trends as compared to prior periods.

Note that nearly all of Commvault’s software and product revenue is related to solutions that are run in the customer’s environment. Commvault currently does not have material revenue related to hosted, or software as a solution products. As a result, as required under ASC 606, substantially all of Commvault’s software and product revenue is recognized at a point in time, when it is delivered to the customer, and not ratably over the course of a contractual period. This is the case for both perpetual software licenses and subscription software licenses.

(9)   Annualized Recurring Revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription agreements (including utility), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), managed services, and Metallic. It excludes any element of the deal arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Contracts will be annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.

Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams versus prior periods.

(10)  Revenues on a constant currency basis are calculated using the average foreign exchange rates from a previous period and applying these rates to foreign-denominated revenues in the corresponding period of  fiscal 2021. The difference between revenue calculated based on these foreign exchange rates and revenues calculated in accordance with GAAP is listed as Adjustment for currency impact in the table above.